SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                  REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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   WINTRUST FINANCIAL CORPORATION             WINTRUST CAPITAL TRUST I
      (Exact Name of Registrant              (Exact Name of Registrant
     as Specified in Its Charter)            as Specified in Its Charter)

               ILLINOIS                                DELAWARE
     (State of Incorporation                   (State of Incorporation
         or Organization)                           of Organization)

             36-3873352                                 36-7243755
  (I.R.S. Employer Identification No.)    (I.R.S. Employer Identification No.)

           727 NORTH BANK LANE                       727 NORTH BANK LANE
       LAKE FOREST, ILLINOIS 60045                LAKE FOREST, ILLINOIS 60045
         (Address of Principal                      (Address of Principal
          Executive Offices)                         Executive Offices)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

         Securities to be Registered Pursuant to Section 12(b) of the Act:

     Title of Each Class                 Name of Each Exchange on Which
     to be so Registered:                Each Class is to be Registered:
     --------------------                -------------------------------
             None                                     None

            Securities to be Registered Pursuant to Section 12(g) of the Act:

                    __% Cumulative Trust Preferred Securities
                    (and the Guarantee with respect thereto)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a full description of Wintrust Capital Trust I's __% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") and Wintrust Financial Corporation's guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Trust Preferred Securities," "Description of the Subordinated Debentures" and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration No. 333-61667 and Registration No. 333-61667-01) filed by Wintrust Financial Corporation and Wintrust Capital Trust I with the Securities and Exchange Commission (the "Commission") on August 17, 1998 under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2.  EXHIBITS.

         2.1 Certificate of Trust of Wintrust Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement).

         2.2 Trust Agreement of Wintrust Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registration Statement).

         2.3 Form of Amended and Restated Trust Agreement of Wintrust Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement).

         2.4 Form of Preferred Security Certificate of Wintrust Capital Trust I (incorporated by reference to Exhibit 4.6 to the Registration Statement which is included as an exhibit to
                  Exhibit 4.5 of the Registration Statement).

         2.5 Form of Preferred Securities Guarantee Agreement for Wintrust Capital Trust I (incorporated by reference to Exhibit 4.7 to the Registration Statement).

         2.6 Form of Indenture (incorporated by reference to Exhibit 4.1 to the Registration Statement).

         2.7      Form of Subordinated Debenture (incorporated by reference to
                  Exhibit 4.2 to the Registration Statement which is included as an exhibit to Exhibit 4.1 to the Registration Statement).

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

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 2, 1998               WINTRUST FINANCIAL CORPORATION



                                       By: /s/ DAVID A. DYKSTRA
                                           -------------------------------------
                                               David A. Dykstra
                                               Chief Financial Officer


                                       WINTRUST CAPITAL TRUST I


                                       By: /s/ EDWARD J. WEHMER
                                           -------------------------------------
                                               Edward J. Wehmer, as Trustee


                                           /s/ DAVID A. DYKSTRA
                                           -------------------------------------
                                               David A. Dykstra, as Trustee


                                           /s/ RANDOLPH M. HIBBEN
                                           -------------------------------------
                                               Randolph M. Hibben, as Trustee

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